--------------------------------------------------------------------------------
                                    EXHIBIT 5
               Form of Individual Variable Annuity Enrollment Form
--------------------------------------------------------------------------------
Application for SelectPoint Individual Variable Annuity             AUL

American United Life Insurance Company(R)
           PO. Box 368, Indianapolis, Indiana 46206-0368

1. Annuitant/Owner                     3. Beneficiary
Name: ____________________________     First: __________________________
      Last   First  Middle                     Name       Relationship
Address___________________________     _________________________________
         Street                        Address
__________________________________     SS#:_____________________________
  city        State         zip        Date of Birth: __________________
Telephone Number: ________________     First:___________________________
                                              Name         Relationship
SS#: __________________________OR      _________________________________
Tax ID#:__________________________     Address
                                       SS#  ____________________________
Date of Birth:____________________     Date of Birth:___________________
Sex: __ Male __ Female                              (month) (day) (year)


                                       Second, if no first beneficiary is
                                        living:
2. Owner (if other than annuitant)     __ Any lawful children of the owner, share and share alike. If
Name:_____________________________        any second beneficiary is not living at the time a death benefit
     Last    First        Middle          is payable, the living children, if any, of such deceased second beneficiary shall receive, share and share alike, the share of
Address___________________________        the proceeds which their parent would have received if living.
          street

__________________________________     __ ______________________________
City         State        Zip              Name          Relationship
                                           _____________________________
Telephone Number: ________________         Address
                                       SS#:_____________________________
SS#:______________________________     Date of Birth:___________________
Date of Birth:____________________                   (month) (day)(year)
              (month)(day) (year)      4. Type of Plan (choose one)
Sex: __ Male __ Female                 __ Non-Qualified OR
__ Other:_________________________     __ Tax-Qualified Account(check only one)
            Name                       __ IRA         __ SEP-IRA __ Roth IRA
__________________________________     __ 403(b) TDA  __ HR-10   __ SIMPLE IRA
Relationship to annuitant Tax ID#      __ Retirement Plan:Pension,Profit Sharing
                                           or 401 (k)
__ _____Custodian under UGMA, UTMA     __ Other: _______________________
   Name                 (circle one)   If qualified plan, indicate tax year
Telephone Number: ________________      for initial premium: ___________

5. Policy Plan

__Single Premium                                                                Features
                                                                                --------
__ Flexible Premium OR                 Standard        12% Free     Critical Care      Enhanced        Guar. Min.      Guar. Min.
      (check one below)             Death Benefit     Withdrawal        Waiver      Death Benefit   Annuit. Benefit   Account Value
------------------------------------------------------------------------------------------------------------------------------------

_ SelectPoint I                          X
_ SelectPoint II                         X                 X               X
_ SelectPoint III                                          X               X              X
_ SelectPoint IV                                           X               X              X                 X
_ SelectPoint V (Single Prem. Only)                        X               X              X                 X               X
------------------------------------------------------------------------------------------------------------------------------------

IVASelect-99                                        Form No. 7-14730ARev. 5/00

6 Allocation                                              8.Replacement
(choose up to a maximum of 18 options)

Please allocate the PREMIUM PAYMENTS) in increments       Does any proposed Owner or Annuitant/Owner have any
of 1% as follows. (Note: Premiums will be applied         intention of replacing or changing any insurance or annuity
to the AUL American Money Market Account if               in this or any other company by this annuity?
allocation is not specified,  does not total 100%,        __ Yes__ No
or Dollar Cost Averaging is requested.)
Variable:
 __% AUL American Bond
 __% AUL American Equity                                  9. NASD Affiliation
 __% AUL American Managed                                 Is any proposed Owner or Annuitant/Owner employed by
 __% AUL American Money Market                            or associated with an NASD member firm?
 __% Alger American Growth                                __ Yes __ No
 __% Alger American Small Capitalization*
 __% American Century VP Income & Growth*                 10. Suitability Information
 __% American Century International*                      Investment Objective (select one)
 __% Calvert Soc Mid Cap Growth*                            __ Capital Preservation (conservative)
 __% Fidelity VIP Equity Income                             __ Income (moderate)
 __% Fidelity VIP Growth                                    __ Total Return
 __% Fidelity VIP High Income                               __ Capital Appreciation (aggressive)
 __% Fidelity VIP Overseas*                               Investment Experience             Number of Years
 __% Fidelity VIP II Asset Manager                          __ Stocks                       _______________
 __% Fidelity VIP II Contrafund                             __ Bonds                        _______________
 __% Fidelity VIP II Index 500                              __ Mutual Funds                 _______________
 __% Janus Flexible Income                                  __ Variable Annuities/Life      _______________
 __% Janus Worldwide Growth                                 __ Other (specify):_______      _______________
 __% PBHG Growth II (ISF)*                                Annual Income (salary):__________________________
 __% PBHG Tech & Comm (ISF)*                              Other Income (specify):__________________________
 __% Safeco RST Equity                                    Total Household Income:__________________________
 __% Safeco RST Growth*                                   Net Worth (assets-liabilities) __________________
 __% T. Rowe Price Equity Income                          Liquid Net Worth (cash and investments):_________
 __% T Rowe Price Limited Term Bond                       Approximate Tax Bracket:________________________%
 __% T. Rowe Price Mid Cap Growth                         Filing Status:__ Single __ Married __ Head of Household
Fixed: (Note: Not all accounts available In all states)   Number of Dependents:____________________________
__Enhanced Dollar Cost Averaging Account                  Proposed Owner or Owner/Annuitant's Occupation
  __6 Month __ 12 Month                                   (if retired, list profession prior to retirement):
  __Deposit 100% of initial Premium                       __________________________________________________
  __Deposit $___________ of initial Premium               Employer Name:  __________________________________
__AUL MVA Fixed Interest Account                          Employer Address _________________________________
       (not available in certain state)                                    _________________________________
      __%  1-Year* __% 3-Year*   __% 5-Year*
      __%  7-Year  __% 10-Year
__AUL Non-MVA Fixed Account                               11. Home Office Endorsement
  (only available in certain states)                      (not applicable in NJ. PA or WV)
    * Not available for SelectPoint IV or V Plans
   NOTE: Total of all allocations must equal 100%
7.   Product and Premium Payment Options
        (choose one)

Choose one of the following premium payment options:

__ 1-yr. Flexible Premium Deferred Variable
         Annuity (SPIVA99) Initial
         Premium $ __________ ($5,000 minimum)
Check if:__ Direct Rollover __ Rollover __ Sect. 1035 Exchange
__ Flexible Premium Deferred Variable Annuity (FPIVA99)
    __ Initial Premium $ _________
       ($1,000 minimum; $50 with APP or list bill)
    __ Planned Premium $ ____________
       ($50 minimum) to be billed:
        __ Annually __ Monthly list bill (3 life minimum)
        __ Automatic Premium Payment (APP)
           Annuitant/Payee's Account #____________
           Account Type: __ Checking __ Savings
Please attach a blank voided check from this account for verification of account information. Additional Premium at Issue $ _________
Check if:__ Direct Rollover __ Rollover __ Sect.1035 Exchange

I represent that I have read and understand all the statements and answers given in this application and that they are true and complete to the best of my knowledge and belief.

It is agreed that:

     (a) any annuity issued will be based on the statements and answers given in this application and any amendments to it;

     (b) no agent has the authority to make or after any contract for the company;

     (c) the company may indicate changes in the space entitled "Home Office Endorsement" for administrative purposes only but I must agree in writing to any other changes in this application.

     (d) no contract shall take effect unless and until this application is approved by the company at its home office;

     (e) I have received a current prospectus for each of the investment accounts and mutual fund(s) indicated in section 9;

     (f) all benefits, payments, and values under this contract which are based on the investment performance of a separate account are variable and not guaranteed as to fixed dollar amount.

The Internal Revenue Service does not require your consent to any portions of this document other than the certification required to avoid backup withholding.

Signed at: ____________________________     on _______________________
                    City and State                    Date
_________________________________________
Signature of Proposed Annuitant
_________________________________________
Signature of Owner if not Proposed Annuitant
 (include title, if applicable)

To the best of your knowledge, will the annuity applied for replace any existing insurance or annuity? __ Yes __ No

__________________________________________________________
AUL Rep. code      Signature of Registered Representative
__________________________________________________________
Signature of other Registered Representative(s) if split case
__________________________________________________________
AUL Rep. Code                    Percentage Credit

FLORIDA ONLY:___________________________________________________________________
             Florida License No.  FL Licensed Resident Representative
                                         (name printed)
__________________________________________________________
FL Licensed Resident Representative (signature)

Field Office Principal or
Broker-Dealer Approval:  _________________   on ______________
                                                    Date

Accepted by American United Life Insurance Company(R) at the Home Office
by _______________________________________   on ______________
            Home Office Principal                   Date

REGISTERED REPRESENTATIVE/HOME OFFICE USE ONLY:

FRAUD WARNING
(not applicable to residents of AZ, KS, MD, ND, OR, TX, VA, VT or WA)

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to, lines and confinement in prison.

NOTE FOR COLORADO RESIDENTS

It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or representative of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

NOTE FOR FLORIDA RESIDENTS

Any person who knowingly and with intent to injure or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

NOTE FOR KENTUCKY RESIDENTS

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

NOTE FOR NEW JERSEY RESIDENTS

Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

NOTE FOR PENNSYLVANIA RESIDENTS

Any person who knowingly and with intent to defraud any insurance company or any other person, files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such a person to criminal and civil penalties.

TAXPAYER IDENTIFICATION NUMBER CERTIFICATION

Under penalties of perjury, I certify that 1. The number shown on this application is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding. (You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.)

RECEIPT

___________, _______
Date

Received from ________________ the sum of $ ____________________________________
dollars in connection with an application for a variable annuity from American United Life Insurance Company (R) (AUL). The amount received and the application will be forwarded to the Home Office of AUL for review. If the application for the variable annuity contains all of the required information and is otherwise acceptable to AUL, then the amount set forth above will be applied and invested as specified in the current prospectus describing AUL's DirectPoint variable annuity.


___________________________   ___________________________
Name of Agent                Signature of Agent

ALL CHECKS MUST BE MADE PAYABLE TO AMERICAN UNITED LIFE INSURANCE COMPANY (R), DO NOT MAKE CHECKS PAYABLE TO A REPRESENTATIVE OR ANY OTHER ENTITY OR LEAVE PAYEE BLANK.

Application for SelectPoint Individual Variable Annuity

American United Life Insurance Company(R)
           P0. Box 368, Indianapolis, Indiana 46206-0368

1. Annuitant/Owner                   3. Beneficiary
Name ____________________________    First ____________________________________
     Last   First       Middle             Name          Relationship
Address _________________________    ___________________________________________
           Street                    Address
_________________________________    SS#:_______________________________________
City      State             zip      Date of Birth:_____________________________
                                                    (month)   (day)       (Year)
Telephone Number:_______________     First: ____________________________________
SS#: _________________________OR            Name             Relationship
ID#: ____________________________    ___________________________________________
Date of Birth:__________________     Address
              (Month)(day)(year)     SS#:_______________________________________
Sex: __ Male __ Female               Date of Birth:_____________________________
                                                   (month) (day)    (year)

2.Owner (it other than annuitant)    Second, if no first beneficiary is living:
                                     __ Any lawful children of the owner, share and share alike. If
Name:____________________________       any second beneficiary is not living at the time a death benefit
     Last   First    Middle             is payable, the living children, if any, of such deceased second
Address _________________________       beneficiary shall receive, share and share alike, the share of
_________________________________       the proceeds which their parent would have received if living.
Street                               __ ________________________________________
_________________________________       Name                    Relationship
 city    State         Zip           ___________________________________________
Telephone Number: _______________    Address
SS#:_____________________________    SS#:_______________________________________
Date of Birth:___________________    Date of Birth: ____________________________
              (month) (day)(year)                   (month) (day)(year)

Sex: __ Male __ Female               4. Type of Plan (choose one)
__ Other: _______________________       __ Non-Qualified  OR
           Name                         __ Tax-Qualified Account(check only one)
_________________________________       __ IRA       __ SEP-IRA    __ Roth IRA
Relationship to Annuitant Tax ID#       __ 403(b)TDA __ HR-10      __ SIMPLE IRA
__ ____Custodian under UGMA, UTMA       __ Retirement Plan: Pension, Profit
   name               (circle one)            Sharing or 401 (k)
                                        __ Other: ______________________________

Telephone Number ________________    If qualified plan, indicate tax year for
                                        initial premium:


5. Policy Plan

                                                                      Features
                                                                      --------
 __ Single Premium OR
 __ Flexible Premium                    Standard        12% Free    Critical Care      Enhanced         Guar. Min.      Guar. Min.
(check one below)                    Death Benefit    Withdrawal      Waiver       Death Benefit     Annuit. Benefit   Account Value
------------------------------------------------------------------------------------------------------------------------------------
__ SelectPoint I                           X
__ SelectPoint II                          X              X              X
__ SelectPoint III                                        X              X                X
__ SelectPoint IV                                         X              X                X                 X
SelectPoint V (Single Prem. Only)                         X              X                X                 X                X
------------------------------------------------------------------------------------------------------------------------------------

IVASelect-99 (MN)                               Form No. 7-l4130A (MN) Rev. 5/00


6. Allocation (choose up to a maximum of 18 options)            8. Replacement

Please allocate the PREMIUM PAYMENTS) in increments             Does any proposed annuitant have any intention of replacing
of 1% as follows. (Note: Premiums will be applied to the AUL    or changing any insurance or annuity in this or any other
American Money Market Account if allocation is not specified,   company by this annuity?
does not total 100%, or Dollar Cost Averaging is requested.)    __  Yes __ No
Variable:
__% AUL American Bond                                           9. NASD Affiliation
__% AUL American Equity                                         Is any proposed Owner or Annuitant/Owner employed by
__% AUL American Managed                                        or associated with an NASD member firm?
__% AUL American Money Market
__% Alger American Growth                                       __ Yes __ No
__% Alger American Small Capitalization*                        10. Suitability Information
__% American Century VP Income & Growth*
__% American Century International*                             Investment Objective (select one)
__% Calvert Soc Mid Cap Growth*                                   __ Capital Preservation (conservative)
__% Fidelity VIP Equity Income                                    __ Income (moderate)
__% Fidelity VIP Growth                                           __ Total Return (moderate)
__% Fidelity VIP High Income                                      __ Capital Appreciation (aggressive)
__% Fidelity VIP Overseas*                                      Investment Experience                     Number of Years
__% Fidelity VIP II Asset Manager                                 __ Stocks                               _______________
__% Fidelity VIP II Contrafund                                    __ Bonds                                _______________
__% Fidelity VIP II Index 500                                     __ Mutual Funds                         _______________
__% Janus Flexible Income                                         __ Variable Annuities/Life              _______________
__% Janus Worldwide Growth                                        __ Other (specify): _________________   _______________
__% PBHG Growth II (ISF)*                                       Annual Income (salary): _________________________________
__% PBHG Tech & Comm (ISF)*                                     Other Income (specify): _________________________________
__% Safeco RST Equity                                           Total Household Income: _________________________________
__% Safeco RST Growth*                                          Net Worth (assets-liabilities) __________________________
__% T Rowe Price Equity Income                                  Liquid Net Worth (cash and investments): ________________
__% T. Rowe Price Limited Term Bond                             Approximate Tax Bracket: _______________________________%
__% T Rowe Price Mid Cap Growth                                 Filing Status: __ Single __ Married __ Head of Household
Fixed: (Note: Not au accounts available in all states)          Number of Dependents: ___________________________________
__  Enhanced Dollar Cost Averaging Account                      Proposed Owner or Owner/Annuitant's Occupation
    __ 6 Month __ 12 Month                                       (if retired, list profession prior to retirement):
    __ Deposit 100% of initial Premium                          _________________________________________________________
    __ Deposit $___________ of initial Premium                  Employer Name:___________________________________________
__ AUL MVA Fixed Interest Account(not available in              Employer Address ________________________________________
       certain states)                                          _________________________________________________________
       __% 1-Year* __% 3-Year*  __% 5-Year*                     11. Home Office Endorsement (not applicable
       __% 7-Year  __% 10-Year                                       in NJ, PA or WV)
__ AUL Non-MVA Fixed Account (only available in certain states)
          * Not available for SelectPoint IV or V Plans
      NOTE: Total of all allocations must equal 100%

7.Product and Premium Payment Options
        (choose one)
Choose one of the hollowing premium payment options:
__ 1-yr. Flexible Premium Deferred Variable Annuity (SPIVA99)
    __ Initial Premium $_________________ ($5,000 minimum)
Check if:__ Direct Rollover __ Rollover __ Sect.1035 Exchange
__ Flexible Premium Deferred Variable Annuity (FPIVA99)
    __ Initial Premium $ _______________
      ($1,000 minimum; $50 with APP or list bill)
    __ Planned Premium $ _______________
      ($50 minimum) to be billed:
         __ Annually __ Monthly list bill (3 life minimum)
         __ Automatic Premium Payment (APP)
            Annuitant/Payee's Account #___________________
            Account Type: __ Checking __ Savings
Please attach a blank voided check from this account for verification of account information.
Additional Premium at Issue $_____________________________
Check if: __ Direct Rollover __ Rollover __ Sect.1035 Exchange

I represent that I have read and understand all the statements and answers given in this application and that they are true and complete to the best of my knowledge and belief.

It is agreed that:

     (a) any annuity issued will be based on the statements and answers given in this application and any amendments to it;

     (b) no agent has the authority to make or alter any contract for the company;

     (c) the company may indicate changes in the space entitled "Home Office Endorsement" for administrative purposes only but I must agree in writing to any other changes in this application.

     (d) no contract shall take effect unless and until this application is approved by the company at its home office;

     (e) I have received a current prospectus for each of the investment accounts and mutual fund(s) indicated in section 9;

     (f) all benefits, payments, and values under this contract which are based on the investment performance of a separate account are variable and not guaranteed as to fixed dollar amount.

The Internal Revenue Service does not require your consent to any portions of this document other than the certification required to avoid backup withholding.

When invested in an MVA Fixed Account, the amounts payable under this contract are subject to a market value adjustment if made prior to the end of the guaranteed period and not In the market value adjustment free window.

Signed at: ___________________________________   on ____________________________
                City and State                                Date
______________________________________________
Signature of Proposed Annuitant
________________________________________________________________________________
Signature of Owner if not Proposed Annuitant (Include title, if applicable)

To the best of your knowledge, will the annuity applied for replace any existing insurance or annuity? __ Yes __ No
________________________________________________________________________________
AUL Rep. code                 Signature of Registered Representative
________________________________________________________________________________
Signature of other Registered Representative(s) if split case
________________________________________________________________________________
AUL Rep. Code                 Percentage Credit

FLORIDA ONLY:___________________________________________________________________
         Florida License No.  FL Licensed Resident Representative (name printed)
________________________________________________________________________________
FL Licensed Resident Representative (signature)
Field Office Principal or
Broker-Dealer Approval:______________________________  on ______________________
                                                                   Date

Accepted by American United Life Insurance Company
at the Home Office by _______________________________  on ______________________
                         Home Office Principal                     Date

REGISTERED REPRESENTATIVE/HOME OFFICE USE ONLY:

FRAUD WARNING
(not applicable to residents of AZ, KS, MD, ND, OR, TX, VA, VT or WA)

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.


NOTE FOR COLORADO RESIDENTS

It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or representative of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

NOTE FOR FLORIDA RESIDENTS

Any person who knowingly and with intent to injure or deceive any insurer statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree.

  NOTE FOR KENTUCKY RESIDENTS

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

NOTE FOR NEW JERSEY RESIDENTS

Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

NOTE FOR PENNSYLVANIA RESIDENTS

Any person who knowingly and with intent to defraud any insurance company or any other person, files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such a person to criminal and civil penalties.

TAXPAYER IDENTIFICATION NUMBER CERTIFICATIONS

I certify that: 1. The number shown on this application is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service
(IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding. (You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.)

RECEIPT

___________, _______
Date

Received from ________________ the sum of $ ____________________________________
dollars in connection with an application for a variable annuity from American United Life Insurance Company (R) (AUL). The amount received and the application will be forwarded to the Home Office of AUL for review. If the application for the variable annuity contains all of the required information and is otherwise acceptable to AUL, then the amount set forth above will be applied and invested as specified in the current prospectus describing AUL's DirectPoint variable annuity.


___________________________   ___________________________
Name of Agent                Signature of Agent

ALL CHECKS MUST BE MADE PAYABLE TO AMERICAN UNITED LIFE INSURANCE COMPANY (R), DO NOT MAKE CHECKS PAYABLE TO A REPRESENTATIVE OR ANY OTHER ENTITY OR LEAVE PAYEE BLANK.